Dryden Tax Managed Fund: Large Cap Core
Equity Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			January 15, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for .Dryden Tax Managed Fund: Large Cap
Core Equity Fund
		File Nos. 33-66895 and 811-09101

	On behalf of the Dryden Tax Managed Fund: Large Cap Core Equity Fund., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/    Grace C. Torres
						Grace C. Torres
						Treasurer